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                             BLUE RHINO CORPORATION

                            EXECUTIVE INCENTIVE PLAN


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                             BLUE RHINO CORPORATION
                            EXECUTIVE INCENTIVE PLAN

1.       PURPOSE

         The purpose of the Blue Rhino Corporation Executive Incentive Plan, as it may be amended (the "Plan"), is to provide select key employees of Blue Rhino Corporation, or an affiliate thereof (collectively, the "Company" unless the context otherwise requires) with awards ("awards") in the form of cash bonuses and bonus option grants based upon attainment of preestablished, objective performance goals, thereby promoting a closer identification of the participating employees' interests with the interests of the Company and its stockholders, and further stimulating such employees' efforts to enhance the efficiency, profitability, growth and value of the Company. For the purposes herein, an "affiliate" shall mean an entity controlled by, controlling, or under common control with the Company and shall include (but not necessarily be limited to) majority-owned subsidiaries of the Company.

2.       PLAN ADMINISTRATION

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or a subcommittee thereof (the "Committee"). Subject to the terms of the Plan, the Committee shall have full authority in its discretion to take any action with respect to the Plan. Without limiting the foregoing, the Committee has full authority in its discretion to take any action with respect to the Plan including but not limited to the authority (i) to determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; and (ii) to construe and interpret the Plan and any instruments evidencing awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. Any actions of the Committee may be taken by a written instrument signed by all of the members of the Committee and such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive. Notwithstanding the foregoing, the Committee may delegate all or part of the administration of the Plan to the Chief Executive Officer of the Company or other designee(s), subject to the terms of the Plan and such restrictions as it may establish. In the case of any such delegation, references to the "Committee" herein shall include such designee or designees, unless the context otherwise requires. No member of the Committee shall be liable for any action, determination or decision made in good faith with respect to the Plan or any award made pursuant to the Plan.

3.       ELIGIBILITY

         The participants in the Plan (individually, a "participant," and collectively, the "participants") shall be those key employees of the Company who are designated from time to time as participants by the Committee. Unless the Committee determines otherwise, participation shall be limited to those key employees of the Company who hold positions in the Company (or any affiliate) of vice president or higher and whose participation is approved by the Chief Executive Officer of the Company; provided, however, that participation by the Chief


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Executive Officer in the Plan (and any decisions regarding awards made under the Plan to the Chief Executive Officer) shall be made in the Committee's sole discretion. Eligible participants shall be selected to participate on an annual or other periodic basis as determined by the Committee. Participation in the Plan for any one performance period does not guarantee that an employee will be selected to participate in any other performance period. For the purposes of the Plan, "performance period" shall mean a period established by the Committee during which performance shall be measured to determine if any benefits will be made under the Plan. A performance period may be coincident with one or more fiscal years (each also referred to as a "plan year") of the Company, or a portion thereof, such as a fiscal quarter.

4.       NATURE OF AWARDS

         Awards granted under the Plan shall consist of cash bonuses and bonuses in the form of option grants ("bonus options"). In addition to the terms herein, the terms of bonus options will be governed by the terms of the Company's 1998 Stock Incentive Plan, as amended (the "1998 Plan"), or any other stock incentive plan which may apply to such bonus options and shall be subject to the terms and conditions of such plan and the respective award agreement.

5.       DETERMINATION OF AWARDS

         (a) General: The Committee will establish those performance objectives and goals which shall apply to the determination of awards, if any, to be made with respect to a participant for any performance period. A participant's ability to earn an award for a particular performance period will be based on the Company's attainment of the performance goals for the applicable performance period. The performance objectives and other factors which may apply with respect to the grant of awards during a performance period shall be determined by the Committee and may differ from the goals applicable in other performance periods and may differ between participants or groups of participants.

         (b) Performance Objectives: For each performance period, the Committee shall establish one or more objective performance measures and specific goals for each participant and/or for each group of participants. The performance goals established by the Committee shall be based on one or more performance measures that apply to the individual participant ("individual performance"), the participant's business unit/function performance ("business unit/function performance"), the Company as a whole ("corporate performance"), or any combination of individual performance, business unit/function performance or corporate performance. If a participant's performance goals are based on a combination of individual performance, business unit/function performance or corporate performance, the Committee may weight the importance of each type of performance that applies to such participant by assigning a percentage to it. The performance objectives may be based upon one or more of the following criteria (or such other criteria as may be established by the Committee): (i) gross margins; (ii) earnings per share; (iii) consolidated earnings before or after taxes (including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")); (iv) net income; (v) operating income; (vi) book value per share; (vii) return on stockholders' equity; (viii) return on investment; (ix) return on capital; (x) improvements in capital structure; (xi) expense management; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or


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improvement of profit margins; (xiv) stock price or total stockholder return;
(xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow;
(xix) working capital; (xx) return on assets; (xxi) economic wealth created, and (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, and execution of pre-approved corporate strategy. The foregoing criteria may relate to the Company, one or more of its affiliates or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior period, and/or relative to one or more peer group companies or indices, or any combination thereof.

6.       DETERMINATION OF CASH BONUSES

         The Company shall establish a cash bonus pool (the "cash bonus pool"), which will be used to fund cash awards earned under the Plan. The cash bonus pool will be funded in the event that the Company achieves its performance goals for the particular performance period. The Committee will have discretion to determine (or approve, in the event of delegation to the Chief Executive Officer) those eligible employees who will be eligible for and will be awarded cash bonuses, the amount of each such bonus and the other terms and conditions applicable to such awards. The Committee shall document the applicable performance objectives and goals for cash bonus awards for a particular fiscal year or other performance period, which performance objectives and goals may be (but are not required to be) attached as exhibits to the Plan.

7.       DETERMINATION OF BONUS OPTIONS

         The Company shall grant annual performance-based options in the event that the Company meets or exceeds specific performance goals established by the Committee. The options will be granted under the 1998 Plan or other applicable plan and will be subject to all of the terms of the 1998 Plan or other applicable plan. Without limiting the effect of the foregoing, and unless the Committee determines otherwise, the following terms shall apply: (i) the option price of each bonus option shall be equal to the fair market value of the Company's common stock (the "Common Stock") on the date of grant; (ii) bonus options shall vest in full on the third anniversary of the date of grant; and
(iii) bonus options granted to a participant shall be forfeited if the participant is not employed by the Company at the end of the three-year period following the date of grant. The Chief Executive Officer of the Company will have discretion to determine those eligible employees who will be granted bonus options and the number of shares of Common Stock subject to each bonus option; provided, however, that (i) the Chief Executive Officer's decisions regarding allocation of bonus options shall be subject to Committee approval (or modification), and (ii) the Committee shall make all determinations regarding the grant of bonus options to the Chief Executive Officer. Nothing in the terms of the Plan shall limit the authority of the Company to grant stock options or other stock-based awards under the 1998 Plan or other applicable plan. The Committee shall document the applicable performance objectives and goals for bonus options for a particular fiscal year or other performance period, which


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performance objectives and goals may be (but are not required to be) attached as exhibits to the Plan.

8.       EARNING OF AWARDS

         As soon as practicable after the end of the applicable performance period, the Committee shall determine whether the performance goals for the performance period were achieved. If the performance goals were met for the performance period, the Committee shall determine the amount, if any, of the award earned by each participant pursuant to Section 6 and/or Section 7 herein and such award shall be paid in accordance with Section 9 herein.

9.       PAYMENT OF AWARDS

         An award earned by a participant with respect to a performance period shall be paid to him at such time or times as the Committee shall establish following the Committee's determination of the amount of the award. Cash awards may be paid in lump sum or in installments or on a deferred basis, in the Committee's discretion. Bonus options shall be adjusted proportionately in the event of any stock splits or similar adjustments occurring after the adoption of the Plan and prior to the end of the performance period and may be subject to further adjustment in the event of any stock splits or other capital adjustments which occur after the end of the performance period, subject to the terms of the 1998 Plan or other applicable plan and the Committee's discretion thereunder. In addition to the authority conferred upon the Committee to adjust awards and performance objectives as provided in Section 15(h) herein, the Committee also may adjust awards and performance objectives as appropriate for partial achievement of goals, exemplary effort on the part of a participant, and other mitigating circumstances.

10.      TERMINATION OF EMPLOYMENT AND OTHER EVENTS; COVENANTS

         The Committee shall specify the circumstances upon which awards shall be paid or forfeited in the event of termination of employment by the participant or other event prior to the end of a performance period or settlement of such awards. Unless otherwise determined by the Committee (and except as otherwise provided in Section 7 herein), if a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant's employment is otherwise terminated (except for cause by the Company) during a performance period, a pro rata share of the participant's award based on the period of actual participation may, at the Committee's discretion, be paid to the participant after the end of the performance period if it would have become earned and payable had the participant's employment status not changed. The Committee may require a participant, as a condition of the designation or payout of an award, to have entered into agreements or covenants with the Company obligating the participant to not compete, to not interfere the relationships of the Company with customers, suppliers or employees in any way, to refrain from disclosing or misusing confidential or proprietary information of the Company, and to take or refrain from such other actions adverse to the Company as the Committee may specify. The form of such agreements or covenants shall be specified by the Committee, which may vary such form from time to time and require renewal of the agreements or covenants, as then specified by the Committee, in connection with the allocation or payout of any award. For the purposes herein, termination for "cause" shall mean termination for cause under the terms of any employment, consulting, change in control or similar agreement if any, between the Company and the participant, or, if none, determination


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regarding whether any termination is for "cause" shall be made by the Committee in its sole discretion.

11.      CHANGE OF CONTROL

         (a) Notwithstanding any other provision in the Plan to the contrary, in the event of a Change of Control (as defined in Section 11(b)), all awards made pursuant to the Plan shall be deemed earned in full and shall become immediately due and payable for the full performance period (notwithstanding the date of the Change of Control event during the performance period), and each participant shall receive the highest award for which he was eligible for the respective performance period. Awards that become due and payable upon a Change of Control shall be deemed earned, due and payable regardless of whether the participant continues service in the same position following the Change of Control, has a change in position or responsibility, or is terminated from employment with the Company (or successor or surviving corporation).

         (b)      A "Change in Control" shall mean:

                  (i) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or any of its subsidiaries, (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (D) any acquisition by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals, entities or groups who were the beneficial owners, respectively, of at least 50% of the Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Voting Securities, or
         (E) the acquisition by any individual, entity or group which on the date this Plan was adopted by the Board owned 50% or more of the Outstanding Voting Securities.

                  (ii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially


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         the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Voting Securities; or

                  (iii) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation, with respect to which following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power for the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Voting Securities.

12.      NO RIGHT TO EMPLOYMENT

         Nothing contained in this Plan or any action taken pursuant to the Plan shall be construed as conferring upon any participant the right or imposing upon him the obligation to continue in the employment of or service to the Company, nor shall it be construed as imposing upon the Company the obligation to continue the employment or service of a participant.

13.      AMENDMENTS

         The Board of Directors of the Company may amend, discontinue or terminate the Plan in whole or in part at any time; provided, however, that no such action shall adversely affect any award earned and payable under the Plan as of the date of such amendment or termination without the participant's consent. Notwithstanding the foregoing, the Board may unilaterally amend, discontinue or terminate the Plan or any award if necessary to comply with applicable laws, rules and regulations.

14.      EFFECTIVE DATE

         The effective date of the Plan shall be August 1, 2001. The Plan shall continue in effect until terminated by the Board or the Committee.

15.      MISCELLANEOUS

         (a) Taxes; Offset: The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by any government authority to be withheld with respect to such payment. The Committee, in its sole discretion (but subject to applicable law), may apply any amounts payable to any participant hereunder as a setoff to satisfy any liabilities owed to the Company by the participant.

         (b) Nonassignability: Unless the Committee determines otherwise, awards and any other rights under the Plan shall not be subject to anticipation, alienation, pledge, transfer or assignment by any person entitled thereto, except by designation of a beneficiary or by will or the laws of descent and distribution.


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         (c)      No Trust; Unfunded Plan: The obligation of the Company to
make payments hereunder shall constitute a liability of the Company to the participants. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the participants nor their beneficiaries shall have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the participants or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

         (d) Impact of Plan Award on other Plans: Awards granted pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company, unless either (i) such other plan, program or arrangement provides that compensation in the form of awards payable under the Plan are to be considered as compensation thereunder, or (ii) the Committee so determines in writing.

         (e) Facility of Payments: If a participant or any other person entitled to receive an award under this Plan (the "recipient") shall, at the time payment of any such amount is due, be incapacitated so that such recipient cannot legally receive or acknowledge receipt of the payment, then the Committee, in its sole and absolute discretion, may direct that the payment be made to the legal guardian, attorney-in-fact or person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company's obligation under the Plan with respect to such amount.

         (f) Beneficiary Designation: The Committee may permit a participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of awards to which the participant is otherwise entitled in the event of death. In the absence of such designation by a participant, and in the event of the participant's death, the estate of the participant shall be treated as beneficiary for purposes of the Plan, unless the Committee determines otherwise. The Committee shall have sole discretion to approve and interpret the form or forms of such beneficiary designation.

         (g) Governing Law: The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

         (h) Adjustments: The Committee is authorized at any time during or after the completion of a performance period, in its sole discretion, to adjust or modify the terms of awards or performance objectives, or specify new awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, and/or (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles,


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and tax rates (and interpretations thereof) or changes in business conditions or the Committee's assessment of the business strategy of the Company.

         (i) Deferrals of Awards: The Committee may permit or require a participant to defer receipt of the payment of any benefit under the Plan that would otherwise be due upon earning of awards granted under the Plan. If any such deferral is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such deferrals.

         (j) Binding Effect: The Plan shall be binding upon the Company, its successors and assigns, and participants, their legal representatives, executors, administrators and beneficiaries.

         (k) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


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         This Blue Rhino Corporation Executive Incentive Plan has been executed in behalf of the Company effective as of the 16th day of November, 2001.


                                    BLUE RHINO CORPORATION


                                    By: /s/ Billy D. Prim
                                       ----------------------------------------
                                       President


Attest:


/s/ Mark Castaneda
---------------------------------
Secretary/Asst. Secretary

[Corporate Seal]


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                                   EXHIBIT A

                             BLUE RHINO CORPORATION
                            EXECUTIVE INCENTIVE PLAN

                       FISCAL 2002 PERFORMANCE OBJECTIVES


                 Fiscal 2002 Cash Bonus Performance Objectives

         For fiscal 2002 (and for successive plan years, unless otherwise determined by the Committee), participants will be eligible for quarterly and annual cash incentive payments based on earnings (EBITDA) increases. Participants will be eligible for a quarterly cash incentive payment equal to twenty percent (20%) of the EBITDA in excess of applicable targets for each operating subsidiary, with fifty percent (50%) of the cash award payable following the end of the applicable fiscal quarter and fifty percent (50%) payable only if annual targets are met. Earned quarterly cash awards shall be paid 45 days after the end of the respective fiscal quarter, and annual awards shall be paid after completion of the year-end audit of the Company's financial statements. If the quarterly EBITDA for a particular fiscal quarter is negative, then the incentive shall be limited to the amount of EBITDA exceeding zero, and a portion of the quarterly incentive shall be retained until the annual EBITDA target is met. The Committee shall have full discretion (by Committee action, and without the need for Plan amendment) to modify the goals and any other performance or other factors applicable to the determination of cash awards for any subsequent plan year and shall not be bound by the provisions applicable for fiscal 2002.

                Fiscal 2002 Bonus Option Performance Objectives

         For fiscal 2002 (and for successive years, unless otherwise determined by the Committee), bonus options shall be granted only if the Company increases value for the fiscal year (as determined by a multiple of EBITDA less capital expenditure). Options are to be issued at 12% of value enhancement (EBITDA) increase times business unit multiple less growth CAPEX times 12% divided by the Black Scholes (or other valuation method) value of options for the Company's common stock. The Committee shall have full discretion (by Committee action and without the need for Plan amendment) to modify the goals and any other performance or other factors applicable to the determination of bonus options for any subsequent plan year and shall not be bound by the provisions applicable for fiscal 2002. The incentive options are to cliff vest after three years and are subject to forfeit if the participant is no longer an eligible employee.